Exhibit 10.2

Mobile Application and Website Purchase Agreement

This Mobile Application and Website Purchase Agreement ("Agreement") is made and entered into as of May 15, 2024, by and between:

Mercalot Inc., a corporation organized and existing under the laws of Wyoming, with its principal place of business located at C/ de l'Illa Formentera, 54, Quatre Carreres, 46026 Valencia, Spain, ("Buyer"), and

LABRIS LIMITED, a company organized and existing under the laws of United Kingdom, with its principal place of business located at Office 4, 219 Kensington High street, Kensington, London County, W8 6BD England, ("Seller").

WHEREAS, the Seller is the owner of the mobile application and website known as “SafeDeal Connect” and safedealconnect.com ("Assets");

WHEREAS, the Buyer desires to purchase the Assets from the Seller, and the Seller desires to sell the Assets to the Buyer on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties agree as follows:

1.	Purchase and Sale

1.1	Assets. The Seller agrees to sell, transfer, and assign to the Buyer, and the Buyer agrees to purchase from the Seller, all right, title, and interest in and to the Assets, including but not limited to:

-	The source code and documentation of the mobile application and website.

-	All related databases and content.

-	All associated intellectual property rights, including copyrights, trademarks, and patents.

-	All user data and customer lists.

2.	Purchase Price

2.1	Amount. The total purchase price for the Assets shall be $47,000 (forty-seven thousand dollars) ("Purchase Price"), payable in U. S. dollar.

2.2	Payment Terms. The Purchase Price shall be paid as follows:

-	the first payment of $13,500 (thirteen thousand five hundred dollars) must be made within 7-10 days after the execution of this Agreement;

-	the second payment of $10,000 (ten thousand dollars) must be made within 5-7 days after the demonstration of the application prototype;

-	the third payment of $10,000 (ten thousand dollars) must be made within 5-7 days after the official release of the application and the website;

-	the last payment of $13,500 (thirteen thousand five hundred dollars) must be made withing 10-14 days after eliminating all technical issues of the application and the website.

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3.	Closing

3.1	Closing Date. The closing of the purchase and sale of the Assets ("Closing") shall take place on July 31, 2024, or at such other time and place as the parties may mutually agree.

3.2	Deliveries by Seller. At the Closing, the Seller shall deliver to the Buyer:

-	A Bill of Sale and Assignment Agreement transferring the Assets to the Buyer.

-	All documentation and materials related to the Assets.

-	Any other documents necessary to transfer ownership of the Assets.

3.3	Deliveries by Buyer. At the Closing, the Buyer shall deliver to the Seller:

-	The Purchase Price, as set forth in Section 2.2.

-	Any other documents or instruments necessary to consummate the transaction.

4.	Representations and Warranties

4.1	Seller's Representations and Warranties. The Seller represents and warrants to the Buyer that:

-	The Seller has the full right, power, and authority to enter into this Agreement and to sell the Assets.

-	The Assets are free and clear of any liens, claims, or encumbrances.

-	The Seller has complied with all applicable laws and regulations concerning the Assets.

-	The Assets do not infringe upon the intellectual property rights of any third party.

4.2	Buyer's Representations and Warranties. The Buyer represents and warrants to the Seller that:

-	The Buyer has the full right, power, and authority to enter into this Agreement and to purchase the Assets.

-	The Buyer has the necessary funds to pay the Purchase Price.

5.	Confidentiality

5.1	Both parties agree to maintain the confidentiality of all confidential information disclosed during the negotiation and performance of this Agreement, except as required by law or with the consent of the disclosing party.

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6.	Indemnification

6.1	Seller's Indemnification. The Seller agrees to indemnify and hold harmless the Buyer from any claims, losses, damages, liabilities, costs, and expenses arising from any breach of the Seller's representations and warranties.

6.2	Buyer's Indemnification. The Buyer agrees to indemnify and hold harmless the Seller from any claims, losses, damages, liabilities, costs, and expenses arising from any breach of the Buyer's representations and warranties.

7.	Governing Law

7.1	This Agreement shall be governed by and construed in accordance with the laws of Wyoming.

8.	Entire Agreement

8.1	This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter hereof.

9.	Amendments

9.1	This Agreement may be amended or modified only by a written agreement signed by both parties.

10.	Counterparts

10.1	This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Mercalot Inc.		LABRIS LIMITED

By:	/s/ Blas Mayor Reyes	By:	/s/ Nataliia Khomenko

Name:	Blas Mayor Reyes	Name:	Nataliia Khomenko

Title:	Director	Title:	Director

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